Exhibit 10.6.3

PUBLIC HEALTH SERVICE

SECOND AMENDMENT TO L-070-2003/0

This is the second amendment (“Second Amendment”) of the agreement by and between the National Institutes of Health (“NIH”) or the Food and Drug Administration (“FDA”), hereinafter singly or collectively referred to as (“PHS”), agencies of the United States Public Health Service within the Department of Health and Human Services (“HHS”), and Brainsway, Inc. having an effective date of August 10, 2003 and having NIH Reference Number L-070-2003/0 (“Agreement”). This Second Amendment, having NIH Reference Number L-070-2003/2, is made between the PHS through the Office of Technology Transfer, NIH, having an address at 6011 Executive Boulevard, Suite 325, Rockville, Maryland 20852-3804, U.S.A., and Brainsway, Inc., having a correspondence address at 19 Hartum Street, Beit Binat Building, lst Floor, Har Hotzvim, Jerusalem, Israel, (“Licensee”). This Second Amendment includes, in addition to the amendments made below, 1) a Signature Page, 2) Attachment 1 (Shipping Information) and 3) Attachment 2 (Royalty Payment Information).

WHEREAS, Licensee requests that the Agreement be amended to add newly created and co-owned patent rights and with the understanding that Licensee bears the responsibilities of prosecuting and maintaining the same.

WHEREAS, PHS is accommodating Licensee request to extend regulatory and First Commercial Sale Benchmarks by three years due to unexpected delays in regulatory approvals and in view of Licensee’s continued diligence.

WHEREAS, PHS acknowledges that notwithstanding the amendment to Paragraph 6.10; Licensee is current on all of its payment obligations to reimburse PHS for patent costs as per Paragraphs 6.09 and 6.10 of the Agreement (L-070-2003/0) and as once amended (L-070-2003/1) as of the execution date of this Second Amendment.

WHEREAS, PHS and Licensee desire that the Agreement be amended a second time as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, PHS and Licensee, intending to be bound, hereby mutually agree to the following:

1)
Within thirty (30) days of the execution of this Second Amendment, Licensee shall pay PHS an amendment issue royalty in the sum of Five Thousand US Dollars (USD$5,000), to be sent to the address specified in Attachment 2.

2)
In the event any provision(s) of the Agreement is/are inconsistent with Attachment 1 and/or 2, such provision(s) is/are hereby amended to the extent required to avoid such inconsistency and to give effect to the shipping and payment information in such Attachment 1 and/or 2.

3)	This Second Amendment becomes effective on the date the last party hereto signs.

4)	Specific Paragraphs and Appendices of the Agreement are modified as specified below:

Paragraph 6.10 is deleted in its entirety and replaced with the following:

With regard to expenses incurred or to be incurred by PHS associated with the filing and prosecution of national stage applications under the Licensed Patent Rights claiming priority from U.S. Provisional Patent Application 60/242,297 and International Patent Application PCT/US2001/50737, Licensee shall pay PHS as an additional royalty Five Thousand Dollars ($5,000) within thirty (30) days of the Effective Date of this Agreement, Five Thousand Dollars ($5,000) by March 30, 2004, and the remainder of such expenses within thirty (30) days of a statement requesting payment of the same to be invoiced not more than once per calendar year.

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For the avoidance of doubt, the additional royalty of Five Thousand Dollars ($5,000) set forth in Paragraph 6.10 that was “made payable within thirty (30) days of the Effective Date of this Agreement” relates to the effective date of the original Agreement and not of this Second Amendment.

Paragraph 6.11 is deleted in its entirety.

Paragraph 7.01 is deleted in its entirety and replaced with the following:

PHS shall bear the responsibility and shall consult with Licensee with regards to the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights pertaining to U.S. Provisional Patent Application Number 60/242,297, filed on October 20, 2000 and International Patent Application PCT/US2001/50737 and the progeny cases claiming priority therefrom.

Licensee shall bear the responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights that claim priority from U.S. Patent Application Serial No. 11/153,905 filed June 16, 2005 and International Patent Application No. PCT/IL2006/000694 filed June 15, 2006, and shall on an ongoing basis promptly furnish copies of all patent-related documents to PHS. Licensee shall, subject to the prior approval of PHS, select registered patent attorneys or patent agents to provide such services on behalf of Licensee and PHS. PHS shall provide appropriate powers of attorney and other documents necessary to undertake such actions to the patent attorneys or patent agents providing such services. Licensee and its attorneys or agents shall consult with PHS in all aspects of the preparation, filing, prosecution and maintenance of patent applications and patents included within the Licensed Patent Rights and shall provide PHS sufficient opportunity to comment on any document that Licensee intends to file or to cause to be filed with the relevant intellectual property or patent office.

APPENDIX A—Patent(s) or Patent Application(s) is replaced in its entirety with the following:

HHS Ref. No. E-223-2000/0-US-03: U.S Patent Application Ser. No. 10/399,559;
HHS Ref. No. E-223-2000/0-CA-05: Canadian Patent Application Ser. No. 2,425,276;
HHS Ref. No. E-223-2000/0-AU-06: Australian Patent Application Ser. No. 2002229129;
HHS Ref. No. E-223-2000/0-EP-04: European Patent Application Ser. No. 01987684.6 (validated in France, Germany, the United Kingdom, Italy and Sweden);
HHS Ref. No. E-223-2000/0-JP-07: Japanese Patent Application Ser. No. 2002-535740,
HHS Ref. No. E-223-2000/0-IL-08: Israeli Patent Application Ser. No. 155320;

HHS Ref. No. E-223-2000/0-HK-09: Hong Kong Patent Application Ser. No. 03108947.4, all of which are entitled “Coil For Magnetic Stimulation” and are national phase applications of DHHS Ref. No. E-223-00/0:

International Patent Application PCT/US01/50737, which claims priority from U.S. Provisional Patent
Application Number 60/242,297, filed on October 20, 2000.

HHS Ref. No. E-301-2007 “Summation Of TMS Stimulation Through Several Coils;” U.S. Patent Application Serial No. 11/153,905 filed June 16, 2005 and International Patent Application No. PCT/IL2006/000694 filed June 15, 2006.

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Appendix C—Royalties; the paragraphs governing earned royalties is replaced with the following:

Licensee agrees to pay PHS earned royalties on aggregate Net Sales by or on behalf of Licensee and its sublicensees as follows:

Three Percent (3%) on the portion of aggregate Net Sales up to and including Ten Million U.S. Dollars (USD$10,000,000) and Two Percent (2%) on the portion of aggregate Net Sales greater than Ten Million U.S. Dollars (USD$10,000,000).

On Net Sales of Licensed Products or Licensed Processes solely within the scope of U.S. Patent Application Serial No. 11/153,905 and International Patent Application No. PCT/IL2006/000694 within the Licensed Patent Rights, the earned royalty payable will be Two Percent (2%) up to and including Net Sales of Ten Million U.S. Dollars (USD$10,000,000) and One Percent (1%) on the portion of aggregate Net Sales greater than Ten Million Dollars (USD$10,000,000).

Appendix E—Benchmarks and Performance is replaced in its entirety with the following:

Licensee agrees to the following Benchmarks for its performance under this Agreement and, within thirty (30) days of achieving a Benchmark, shall notify PHS that the Benchmark has been achieved.

●
Within twelve (12) months of the Effective Date of this agreement Licensee shall raise at least One Million ($1,000,000) Dollars in funds and demonstrate the availability of said funds, sufficient to undertake initial research and development of the Licensed Patent Rights, Licensed Processes and/or Licensed Products. As of the date of this Amendment, the Parties agree and acknowledge that such milestone has been timely met.

●	Submission to FDA or foreign equivalent by June 1, 2012 of an application for regulatory marketing approval of a Licensed Product or Process.

●	Regulatory marketing approval of a Licensed Product or Process by the FDA or foreign equivalent by June 1, 2013.

●	First Commercial Sale of a Licensed Product or Process by January 1, 2014.

5)	AH terms and conditions of the Agreement not herein amended remain binding and in full force and effect.

SIGNATURES BEGIN ON NEXT PAGE

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SECOND AMENDMENT TO L-070-2003/0

SIGNATURE PAGE

In Witness Whereof, the parties have executed this Second Amendment on the dates set forth below. Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For PHS:

4/10/08
Steven M. Ferguson	Date

Director, Division of Technology Development and Transfer Office of Technology Transfer National Institutes of Health

Mailing Address for Agreement notices:

Chief, Monitoring & Enforcement Branch, DTDT
Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804 U.S.A.

For Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of Licensee made or referred to in this document are truthful and accurate.):

by:	17/4/08
Signature of Authorized Official	Date

Uzi Sofer CEO

I.	Official and Mailing Address for Agreement notices:

19 Hartum Street,

Beit Binat Building, lst Floor, Har Hotzvim, Jerusalem, Israel

II.	Official and Mailing Address for Financial notices (Licensee’s contact person for royalty payments):

Uzi Sofer
Name

CEO
Title

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Mailing Address:

19 Hartum Street,

Beit Binat Building, 1st Floor,

Har Hotzvim,

Jerusalem, Israel

Email Address:	uzis@Brainswav.com

Phone:	+972 2 581 3140

Fax:	+972 2 581 2517

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

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ATTACHMENT 1 - SHIPPING INFORMATION

Licensee’s Shipping Contact: information or questions regarding shipping should be directed to Licensee’s Shipping Contact at:

Shipping Contact’s Name		Title

Phone:	Fax:	E-mail:

Shipping Address: Name & Address to which Materials should be shipped (please be specific):

Company Name & Department

Address:

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ATTACHMENT 2 - ROYALTY PAYMENT OPTIONS

NIH/PHS License Agreements

*In order to process payment via Electronic Funds Transfer sender MUST supply the following information:

Procedure for Transfer of Electronic Funds to NIH for Royalty Payments

Bank Name: Federal Reserve Bank

ABA# 021030004
TREAS NYC
BNF=/AC-75080031
OBI=Licensee Name and OTT Reference Number
Dollar Amount Wired=$$

NOTE: Only U.S. banks can wire directly to the Federal Reserve Bank. Foreign banks cannot wire directly to the Federal Reserve Bank, but must go through an intermediary U.S. bank. Foreign banks may send the wire transfer to the U.S. bank of their choice, who, in turn forwards the wire transfer to the Federal Reserve Bank.

Mailine Address for Royalty Payments:

National Institutes of Health
P.O. Box 360120
Pittsburgh, PA 15251-6120 USA

Overnight Mail for Royalty Payments only:

National Institutes of Health
360120
Mellon Client Service Center
Room 670
500 Ross Street
Pittsburgh, PA 15262-0001

(412) 234-4381 (Customer Service)

Please make checks payable to: NIH/Patent Licensing.

The OTT Reference Number MUST appear on checks, reports and correspondence.

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